Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the use in this Registration Statement on Form S-1, Amendment 1 (Registration No. 333- 287493) of our report dated October 31, 2023, relating to the financial statements of EMI Solutions, Inc. for the years ended June 30, 2023, and 2022.

/s/ Macias Gini O’Connell LLP

Irvine, California

August 6, 2025